                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of California Microwave, Inc. at September 23, 1998 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



September 23, 1998                 By:  /s/ Michael E. Jones
                                        ---------------------------
                                        Michael E. Jones
                                        Managing Director





September 23, 1998                        /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones



September 23, 1998                    /s/ Geoffrey H. Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger



September 23, 1998                        /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff



September 23, 1998                        /s/ James G. Gould
                                   --------------------------------
                                            James G. Gould




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